CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of this 22nd day of February, 2010, by and between Alto Group Holdings, Inc., a Nevada corporation (the "Company") and Randall Whitney ("Consultant"), collectively referred to hereinafter as the “Parties” or individually as a “Party.”

Whereas, the Company is engaged in the business of exploration and development of mining and various mineral rights; and

Whereas, the Company has utilized and seeks to further utilize the services of Consultant to introduce the Company to potential strategic partners and to provide advisory services with respect to business plans and forecasts, management, and organizational structure, and to also provide information and consulting with respect to the financial services industry, particularly services provided to companies in the over-the-counter market (hereafter, the “Services”) in furtherance of the development of the Company.

Now, Therefore, In consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.   Services.  During the term of this Agreement, Consultant agrees to provide the Services as requested by the Company on a continuous basis and in accordance with accepted industry practices and guidelines.  Consultant also agrees to provide the Services pursuant to the guidelines and requirements promulgated by the Company from time to time and provided to Consultant by the Company.

2.   Term.  This Agreement will become effective on the date stated above, and will continue in effect until March 31, 2010.  Termination of this Agreement for any reason shall not effect nor diminish the Company’s obligation to tender the compensation due to Consultant pursuant to Section 4, nor shall such termination give the Company the right to reduce the compensation paid to Consultant hereunder.

3.   Obligations of Consultant.

3.1.   Licenses and Education.  Consultant shall be responsible for obtaining and maintaining Consultant's professional licenses, and/or certifications, if any, and obtaining any continuing education or certification that is required or is prudent to remain current and knowledgeable in Consultant's field.

3.2.   Taxes.  Consultant shall be responsible for paying federal, state and local income, Social Security, unemployment, and all other taxes upon amounts earned by or paid to Consultant pursuant to this Agreement.

3.3.   Expenses.  Except as agreed by the Company in writing, Consultant shall be responsible for providing Consultant's own transportation, lodging, meals, insurance, and any and all other employment-related expenses.

4.   Compensation.  As consideration for such Services rendered and the execution of this Agreement by Consultant, immediately upon the execution of this Agreement by the Parties, the Company shall issue and pay, and Consultant hereby accepts as full compensation for Services rendered hereunder, Four Million (4,000,000) shares of Common Stock (the “Shares”).  The Shares shall not be canceleable or subject to any right of rescission by the Company.

5.   Registration.  Contemporaneously with the execution of this Agreement by the Parties, the Company shall file a Registration Statement with the Securities and Exchange Commission on Form S-8 with respect to the shares of Common Stock issued to Consultant pursuant to this Agreement.

6.   Confidential Information.  Consultant acknowledges that during the term of this Agreement, Consultant will develop, discover, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products or the conduct of business of the Company which is of a confidential and proprietary nature ("Confidential Information").  Consultant agrees that all files, records, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into Consultant’s possession, shall remain the exclusive property of the Company, and Consultant hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which Consultant may acquire in any Confidential Information.  Consultant further agrees not to disclose or use any Confidential Information and to use Consultant’s best efforts to prevent the disclosure or use of any Confidential Information either during the term of this Agreement or at any time thereafter, except as may be necessary in the ordinary course of performing Consultant’s duties under this Agreement.  Upon termination of this Agreement for any reason, Consultant shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Consultant shall not take from the Company's premises, without its prior written consent, any such material or equipment or any reproduction thereof.

7.   Assignment.  This Agreement is for the unique personal services of Consultant and is not assignable or delegable in whole or in part by Consultant without the consent of an authorized representative of the Company.  This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

8.   Waiver or Modification.  Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

9.   Independent Contractor.  The Parties agree that Consultant is an independent Contractor with respect to the Company and that no employment relationship exists between the Parties hereto.  Consultant shall use his own professional discretion in performing the services called for hereunder.  As an independent Contractor, Consultant shall have no power to act for, bind, or otherwise create or assume any obligation on behalf of the Company, for any purpose whatsoever.

10.   Entire Agreement.  This Agreement constitutes the full and complete understanding and agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

11.   Severability.  If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

12.   Notices.  Any notice required hereunder to be given by either Party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other Party to the address or telephone number set forth below or to such other address or telephone number as either Party may designate from time to time according to this provision.  A notice delivered personally shall be effective upon receipt.  A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof.  A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

(a)	To Consultant at:	231 174th Street
Apt. #1714
Sunny Isles, FL 33160

(b)	To the Company at:	110 Wall Street, 11th Floor
New York, New York 10005
Facsimile (212) ___________
Attention: Mark Klok

13.   Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws.  The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State and City of New York.

IN WITNESS WHEREOF, Consultant has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative.

“Consultant”	“Company”
ALTO GROUP HOLDINGS, INC.

/s/ Randall Whitney	/s/ Mark Klok
Randall Whitney	Mark Klok, Chief Executive Officer